Exhibit (d)(3)
                                                                      SAMPLE

                          Stock Option Award Agreement
                     Under the Stock Option Exchange Program


Throughout this Award Agreement we sometimes refer to Sprint Nextel Corporation and its subsidiaries as "we" or "us."


1.  Award of Option Right
         On [date], 2010 (the "Date of Grant"), the Compensation Committee of the Board of Directors of Sprint Nextel (the "Compensation Committee") granted you, pursuant to the Sprint Nextel Corporation Stock Option Exchange Program (the "Program"), an Option Right to purchase from us the number shares shown above of Series 1 common stock, par value $2.00 per share of Sprint Nextel (the "Common Stock") at an Option Price of $[amount] per share. By tendering for exchange under the Program a previously granted stock option (the "Surrendered Option"), you irrevocably agreed upon the Company's acceptance of the Surrendered option in the Program to the cancellation of the Surrendered Option and to the grant of this Option Right.

         This Option Right is governed by the terms of the Sprint Nextel Corporation 2007 Omnibus Incentive Plan (the "Plan") and is subject to the terms and conditions described in this Award Agreement. The Option Right is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code").

2.  When the Option Right Becomes Exercisable
         Your Option Right becomes exercisable (or "vested") at a rate of 50% of the total number of shares subject to purchase on each of June [date], 2011 and June [date], 2012, conditioned upon you continuously serving as our employee through each applicable vesting date. The portion of your Option Right that has not vested as of your Termination Date will be forfeited as of such date, unless vesting accelerates as described in paragraph 3 below. Termination Date means the later of (a) the last day you are classified on our payroll records as a common-law employee, even if a court, administrative agency or other person or entity determines you remain a common law employee thereafter and (b) if, after your termination you receive severance from us paid according to our payroll cycle (i.e., not in a lump sum), the last day of your severance pay period.

3.  Acceleration of Vesting
         The unvested portion of your Option Right may become vested before the time at which it would normally become vested by the passage of time -- that is, the vesting may accelerate. Accelerated vesting can apply in the four circumstances described below.

Stock Option Exchange Option Replacement Award Agreement



         ----------------- ------------------------------------------ --------------------------------------
              Event               Condition for acceleration             Effective date of acceleration
         ----------------- ------------------------------------------ --------------------------------------
         ----------------- ------------------------------------------ --------------------------------------
         Death             If you die                                 Death
         ----------------- ------------------------------------------ --------------------------------------
         ----------------- ------------------------------------------ --------------------------------------
         Disability        If you have a termination of employment    Your Termination Date
                           under circumstances that would make
                           you eligible for benefits under our
                           long-term disability plan
         ----------------- ------------------------------------------ --------------------------------------
         ----------------- ------------------------------------------ --------------------------------------
         Change in         If you have a termination of employment    Your Termination Date (without regard
         Control           during the CIC Severance Protection        to clause (b))
                           Period under circumstances that you
                           receive severance benefits under the
                           Sprint Nextel Separation Plan, the CIC
                           Severance Plan, or your employment
                           agreement (as applicable)
         ----------------- ------------------------------------------ --------------------------------------
         ----------------- ------------------------------------------ --------------------------------------
         Normal            If your Termination Date is on or after    Your Termination Date
         Retirement        o        The first anniversary of the
                                    Date of Grant, and
                           o        Your 65th birthday
         ----------------- ------------------------------------------ --------------------------------------


         CIC Severance Plan means the Sprint Nextel Corporation Change in Control Plan, as it may be amended from time to time, or any successor plan.

         CIC Severance Protection Period means the time period commencing on the date of the first occurrence of a Change in Control and continuing until the earlier of (i) the 18-month anniversary of such date and (ii) the Participant's death.

         Sprint Nextel Separation Plan means the Sprint Nextel Separation Plan as it may be amended from time to time or any successor plan.

4.  Exercise of Option Right
         To the extent it has vested, you may exercise your Option Right under this Award in whole or in part at the time or times as permitted by the Plan if the Option Right has not otherwise expired, been forfeited or terminated. To exercise you must:
o deliver a written election under procedures we establish (including by approved electronic medium) and
o        pay the Option Price.




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

Stock Option Exchange Option Replacement Award Agreement


You may pay the Option Price by
o        check or by wire transfer of immediately available funds,
o actual or constructive transfer of shares of Common Stock you have owned for at least six months having a market value on the Exercise Date equal to the total Option Price, or
o any combination of cash, shares of Common Stock and other consideration as the Compensation Committee may permit.

         If you pay the Option Price by delivery of funds or shares of Common Stock, the value per share for purposes of determining your taxable income from such an exercise will be the Market Value Per Share of the Common Stock on the immediately preceding trading day before the exercise except that we will use the average of the high and low prices on that date in lieu of the closing price.

         To the extent permitted by law, you may pay the Option Price from the proceeds of a sale through a broker we designate. The Market Value Per Share for purposes of determining your taxable income from such an exercise will be the actual price at which the broker sold the shares.

5.  Expiration of Option Right
         Unless terminated earlier in accordance with the terms of this Award Agreement or the Plan, the Option Right granted herein will expire at 4:00 P.M., U.S. Eastern Time, on the seventh anniversary of the Grant Date (the "Expiration Date"). If the seventh anniversary of the Grant Date, however, is a Saturday, Sunday or any other day on which the market on which our Common Stock trades is closed (a "Non-Business Day"), then the Expiration Date will occur at 4:00 P.M., U.S. Eastern Time, on the first business day before the seventh anniversary of the Grant Date.

6.  Effect of your Termination of Employment
         The length of time you have to exercise your vested Option Right after your termination of employment with us depends on the reason for your termination. The table below describes the post-termination exercise period for the various termination reasons. The Option Right will expire as of the end of the applicable period. In no event, however, may you exercise your Option Right after the Expiration Date.





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


Stock Option Exchange Option Replacement Award Agreement




         ------------------------------------------- -----------------------------------------------
                     Termination Event                      Time to Exercise Vested Options
         ------------------------------------------- -----------------------------------------------
         ------------------------------------------- -----------------------------------------------
         Resignation                                 May exercise up through the 90th day after
                                                     your Termination Date
         ------------------------------------------- -----------------------------------------------
         ------------------------------------------- -----------------------------------------------
         Death*                                      May exercise up through the 12th month after
                                                     your Termination Date
         ------------------------------------------- -----------------------------------------------
         ------------------------------------------- -----------------------------------------------
         Disability - if you have a termination of   May exercise up through 60 months after your
         employment under circumstances that would   Termination Date
         make you eligible for benefits under the
         company's long-term disability plan*
         ------------------------------------------- -----------------------------------------------
         ------------------------------------------- -----------------------------------------------
         Early Retirement (i.e., on your             May exercise up through 60 months after your
         Termination Date you would be eligible to   Termination Date
         commence early or special early
         retirement benefits under the Sprint
         Retirement Pension Plan whether or not
         you are a participant in that plan)
         ------------------------------------------- -----------------------------------------------
         ------------------------------------------- -----------------------------------------------
         Normal Retirement (i.e., your Termination   May exercise up through 60 months after your
         Date is on or after your 65th birthday)*    Termination Date
         ------------------------------------------- -----------------------------------------------
         ------------------------------------------- -----------------------------------------------
         Involuntary termination (not for Cause)     May exercise up through:
         not in connection with a Change in          o        the 90th day after your Termination
         Control                                              Date, or
                                                     o        60 months after your Termination
                                                              Date if you are eligible for Early
                                                              Retirement or Normal Retirement on
                                                              your Termination Date
         ------------------------------------------- -----------------------------------------------
         ------------------------------------------- -----------------------------------------------
         If you have a termination of employment     May exercise up through:
         during the CIC Severance Protection         o  the 90th day after your Termination Date, or
         Period under circumstances for which you    o  60 months after your Termination Date if you
         receive severance benefits under the           are eligible for Early Retirement or Normal
         Sprint Nextel Separation Plan, the CIC         Retirement on your Termination Date
         Severance Plan, or your employment
         agreement (as applicable)*
         ------------------------------------------- -----------------------------------------------
         ------------------------------------------- -----------------------------------------------
         For Cause                                   Forfeited as of Termination Date
         ------------------------------------------- -----------------------------------------------

*See paragraph 3 for rules regarding acceleration of vesting.



         If the last day to exercise under the schedule described in the table above is a Non-Business Day, then you must exercise no later than the previous business day.



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


Stock Option Exchange Option Replacement Award Agreement


         You are solely responsible for managing the exercise of your Option Award in order to avoid inadvertent expiration.

7. Transfer of your Option Right and Designation of Beneficiaries
         Your Option Right represents a contract between Sprint Nextel and you, and your rights under the contract are not assignable to any other party during your lifetime. Upon your death, your Option Right may be exercised in accordance with the terms of the Award by any beneficiary you name in a beneficiary designation or, if you make no designation, by your estate.

8.  Plan Terms
         All capitalized terms used in this Award Agreement that are not defined in this Award Agreement have the same meaning as those terms have in the Plan. The terms of the Plan are hereby incorporated by this reference. The Plan is available on line at http://iconnect.corp.sprint.com/portal/iland/?dochome=iw&docpath=Intranet
Directory/LandingPage/20080605_1650_10367056#LTI.

9.  Adjustment
         In the event of any change in the number or kind of outstanding shares of our Common Stock by reason of a recapitalization, merger, consolidation, reorganization, separation, liquidation, stock split, stock dividend, combination of shares or any other change in our corporate structure or shares of our Common Stock, an appropriate adjustment will be made consistent with applicable provisions of the Code and applicable Treasury Department rulings and regulations in the number and kind of shares subject to outstanding Awards and any other adjustments as the Board deems appropriate.

10.  Amendment; Discretionary Nature of Plan
         This Award Agreement is subject to the terms of the Plan, as may be amended from time to time, except that the Award which is the subject of this Award Agreement may not be materially impaired by any amendment or termination of the Plan approved after the Date of Grant without your written consent. You acknowledge and agree that the Plan is discretionary in nature and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of the Option Award under the Plan is a one-time benefit and does not create any contractual or other right to receive a grant of Option Awards, other types of grants under the Plan, or benefits in lieu of such grants in the future. Future grants, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any grant, the number of shares underlying the Option Award granted, and vesting provisions.

11.  Data Privacy
         By entering into this agreement, you (i) authorize us, and any agent of ours administering the Plan or providing Plan recordkeeping services, to disclose to us or our subsidiaries such information and data as we or our subsidiaries request in order to facilitate the grant of the Option Right and the administration of the Plan; (ii) waive any


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


Stock Option Exchange Option Replacement Award Agreement



data privacy rights you may have with respect to such information; and (iii) authorize us to store and transmit such information in electronic form.

12.  Governing Law
         This Award Agreement will be governed by the laws of the State of Kansas. No shares of Common Stock will be delivered upon the exercise of the Option Right unless counsel for the Company is satisfied that such delivery will be in compliance with all applicable laws.

13.  Severability
         The various provisions of this Award Agreement are severable, and any determination of invalidity or unenforceability of any one provision shall have no effect on the remaining provisions.

14.  Entire Agreement
         As stated in the Offer to Exchange, by tendering the Surrendered option for exchange under the Program, you irrevocatbly agreed, upon the Company's acceptance of the Surrndered opion in the Program, that you (a) acknowledge receiving a copy of the Plan and represent that you are familiar with and understand all provision of the Plan, the Plan Information Statement dated June 2010 (the "Information Statement") and this Agreement; (b) voluntarily and knowlingly accept this Agreement and the Option granted to you under it subject to all provision of the Plan and this Agreement, and (c) represent that you understand that acceptance of this Agreement through the on-line system, if applicable, carried the same legal significance as of you manually signed the Agreement.

         To the extent not inconsistent with the provisions of this Award Agreement, the terms of the Information Statement and the Plan are hereby incorporated by reference. This Award Agreement, along with the Information Statement and the Plan, contain the entire understanding of the parties.


                                                     Sprint Nextel Corporation


                                                     By: ______________________

    This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933






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